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                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)

                                     PROSPECTUS NUMBER: 1650


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $27,000,000


CUSIP NUMBER:            59018SZX5


INTEREST RATE:           5.56500%


ORIGINAL ISSUE DATE:     February 13, 1998


STATED MATURITY DATE:    February 16, 1999


INTEREST PAYMENT DATES:  Interest pays on May 15, November 15, and Maturity, subject to Following
                         Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   February 10, 1998


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